EXECUTION VERSION
This FIFTH AMENDMENT TO THE REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of October 5, 2021 (the “Amendment Date”), is entered into by and among BGSL BRECKENRIDGE FUNDING LLC, a Delaware limited liability company, as the borrower (the “Borrower”), the LENDERS party to the Revolving Credit Agreement, BNP PARIBAS, as the administrative agent (the “Administrative Agent”), BLACKSTONE SECURED LENDING FUND, a Delaware statutory trust, as the equityholder (in such capacity, the “Equityholder”), BLACKSTONE SECURED LENDING FUND, a Delaware statutory trust, as the servicer (in such capacity, the “Servicer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent (the “Collateral Agent”).
WHEREAS, the Borrower, the lenders from time to time party thereto, the Administrative Agent, the Equityholder, the Servicer and the Collateral Agent are party to the Revolving Credit and Security Agreement, dated as of December 21, 2018 (as amended from time to time prior to the date hereof, the “Revolving Credit Agreement”); and
WHEREAS, the parties hereto desire to amend the Revolving Credit Agreement, in accordance with Section 13.01(b) of the Revolving Credit Agreement subject to the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I

Definitions
SECTION 1.1.  Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Revolving Credit Agreement.
ARTICLE II

Amendments to Revolving Credit Agreement
SECTION 1.1.  As of the Amendment Date, the Revolving Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages attached as Appendix A hereto.
ARTICLE III

Representations and Warranties
SECTION 1.1.  The Borrower and the Equityholder hereby represent and warrant to the Administrative Agent and the Lender that, as of the Amendment Date, (i) no Default, Event of Default, Potential Servicer Removal Event or Servicer Removal Event has occurred and is continuing and (ii) the representations and warranties of the Borrower, the Servicer and the Equityholder contained in Sections 4.01, 4.02 and 4.03 of the Revolving Credit Agreement are true and correct in all material respects on and as of the Amendment Date (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

Conditions Precedent
SECTION 1.1.  This Amendment will be effective upon the satisfaction of each of the following conditions:
(a)the Administrative Agent has received satisfactory evidence that the Borrower has obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby;
(b)all fees due and owing to the Administrative Agent and each Lender on or prior to the Amendment Date have been paid; and
(c)the Administrative Agent has received a legal opinion of Dechert LLP, counsel to the Borrower, acceptable to the Administrative Agent covering such matters as the Administrative Agent has reasonably requested.
ARTICLE V

Miscellaneous
SECTION 1.1.  Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 1.2.  Severability Clause. In case any provision in this Amendment deemed to be invalid, illegal or unenforceable, the remaining provisions of this Amendment remain in full force and effect.
SECTION 1.3.  Ratification. Except as expressly amended hereby, the Revolving Credit Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof will remain in full force and effect. When effective, this Amendment will form a part of the Revolving Credit Agreement for all purposes.
SECTION 1.4.  Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission is effective as delivery of a manually executed counterpart hereof. This Amendment shall be valid, binding and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned or photocopied manual signature; or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case, to the extent applicable; provided that no electronic signatures may be affixed through the use of a third-party service provider. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.
SECTION 1.5.  Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and are not deemed to alter or affect the meaning or interpretation of any provisions hereof.
SECTION 1.6.  Direction to Execute. The Administrative Agent hereby authorizes and directs the Collateral Agent to execute this Amendment.
[Signature Pages Follow]
3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Date.

BORROWER:

BGSL BRECKENRIDGE FUNDING LLC

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

Fifth Amendment to Revolving Credit and Security Agreement

EQUITYHOLDER:

BLACKSTONE SECURED LENDING FUND,
as Equityholder

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

SERVICER:

BLACKSTONE SECURED LENDING FUND,
as Servicer

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

Fifth Amendment to Revolving Credit and Security Agreement

ADMINISTRATIVE AGENT:

BNP PARIBAS,
as Administrative Agent

By:	/s/ Meredith Middleton
Name: Meredith Middleton
Title: Director

By:	/s/ Sohaib Naim
Name: Sohaib Naim
Title: Vice President

LENDER:

BNP PARIBAS,
as Lender

By:	/s/ Meredith Middleton
Name: Meredith Middleton
Title: Director

By:	/s/ Sohaib Naim
Name: Sohaib Naim
Title: Vice President

Fifth Amendment to Revolving Credit and Security Agreement

COLLATERAL AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Nancy Chouanard
Name: Nancy Chouanard
Title: Vice President

Fifth Amendment to Revolving Credit and Security Agreement

APPENDIX A

EXECUTION VERSION
Conformed through ~~Third~~Fifth Amendment, dated ~~September 27~~October 5, ~~2019~~2021

REVOLVING CREDIT AND SECURITY AGREEMENT
among
BGSL BRECKENRIDGE FUNDING LLC,
as Borrower,
THE LENDERS FROM TIME TO TIME PARTIES HERETO,
BNP PARIBAS,
as Administrative Agent,
BLACKSTONE~~/GSO~~ SECURED LENDING FUND,
as Equityholder,
BLACKSTONE~~/GSO~~ SECURED LENDING FUND, as Servicer,
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

Dated as of December 21, 2018

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS; RULES OF CONSTRUCTION; COMPUTATIONS
Section 1.01    Definitions    1
Section 1.02    Rules of Construction    ~~49~~50
Section 1.03    Computation of Time Periods    ~~49~~50
Section 1.04    Collateral Value Calculation Procedures    ~~50~~51
ARTICLE II
ADVANCES
Section 2.01    Revolving Credit Facility    ~~51~~52
Section 2.02    Requests for Collateral Loan Approval    ~~52~~53
Section 2.03    Making of the Advances    ~~54~~55
Section 2.04    Evidence of Indebtedness    ~~55~~56
Section 2.05    Payment of Principal and Interest    ~~55~~56
Section 2.06    Prepayment of Advances     ~~56~~57
Section 2.07    Changes of Commitments    ~~56~~57
Section 2.08    Maximum Lawful Rate    ~~57~~58
Section 2.09    Several Obligations    ~~57~~58
Section 2.10    Increased Costs    ~~57~~58
Section 2.11    Compensation; Breakage Payments    ~~59~~60
Section 2.12    Illegality; Inability to Determine Rates    ~~59~~60
Section 2.13    Rescission or Return of Payment    ~~59~~60
Section 2.14    Post-Default Interest    ~~59~~60
Section 2.15    Payments Generally    ~~59~~61
Section 2.16    Extension of Commitment Termination Date    ~~60~~61
Section 2.17    Defaulting Lenders    ~~61~~62
Section 2.18    LIBOR Discontinuation    ~~62~~63
ARTICLE III
CONDITIONS PRECEDENT
Section 3.01    Conditions Precedent to Initial Advance    ~~63~~64
Section 3.02    Conditions Precedent to Each ~~Borrowing    65~~Advance 66
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Section 4.01    Representations and Warranties of the Borrower    ~~66~~67
Section 4.02    Representations and Warranties of the Servicer    ~~70~~72
Section 4.03    Representations and Warranties of the Equityholder    ~~73~~74
ARTICLE V
COVENANTS
-i-

Section 5.01    Affirmative Covenants of the Borrower    ~~75~~76
Section 5.02    Covenants of the Servicer    ~~79~~80
Section 5.03    Negative Covenants of the Borrower    ~~82~~83
Section 5.04    Covenants of the Equityholder    ~~84~~85
Section 5.05    Certain Undertakings Relating to Separateness    ~~85~~86
ARTICLE VI
EVENTS OF DEFAULT
Section 6.01    Events of Default    ~~87~~88
Section 6.02    OC Ratio Posting Payments    ~~91~~92
ARTICLE VII
PLEDGE OF COLLATERAL; RIGHTS OF THE COLLATERAL AGENT
Section 7.01    Grant of Security    ~~91~~92
Section 7.02    Release of Security Interest    ~~92~~93
Section 7.03    Rights and Remedies    ~~92~~93
Section 7.04    Remedies Cumulative    ~~95~~96
Section 7.05    Related Documents    ~~95~~96
Section 7.06    Borrower Remains Liable    ~~96~~97
Section 7.07    Protection of Collateral    ~~96~~97
ARTICLE VIII
ACCOUNTS, ACCOUNTINGS AND RELEASES
Section 8.01    Collection of Money    ~~97~~98
Section 8.02    Collateral Account and Collection Account    ~~97~~98
Section 8.03    Payment Account    ~~98~~99
Section 8.04    The Revolving Reserve Account; Fundings    ~~98~~99
Section 8.05    [Reserved]    ~~99~~100
Section 8.06    Reinvestment of Funds in Covered Accounts; Reports by Collateral Agent    ~~99~~100
Section 8.07    Accountings    ~~100~~101
Section 8.08    Release of Collateral    ~~102~~103
Section 8.09    Reports by Independent Accountants    ~~103~~104
ARTICLE IX
APPLICATION OF MONIES
Section 9.01    Disbursements of Monies from Payment Account    ~~104~~105
ARTICLE X
SALE OF COLLATERAL LOANS;
PURCHASE OF ADDITIONAL COLLATERAL LOANS
Section 10.01    Sales of Collateral Loans    ~~108~~109
Section 10.02    Purchase of Additional Collateral Loans    ~~109~~110
Section 10.03    Conditions Applicable to All Sale and Purchase Transactions    ~~109~~110
Section 10.04    Additional Equity Contributions    ~~110~~111
-i-

ARTICLE XI
ADMINISTRATION AND SERVICING OF CONTRACTS
Section 11.01    Appointment and Designation of the Servicer    ~~110~~111
Section 11.02    Duties of the Servicer    ~~112~~113
Section 11.03    Authorization of the Servicer    ~~114~~115
Section 11.04    Collection Efforts, Modification of Collateral    ~~114~~116
Section 11.05    Servicer Compensation    ~~115~~116
Section 11.06    The Servicer Not to Resign    ~~115~~116
ARTICLE XII
THE AGENTS
Section 12.01    Authorization and Action    ~~115~~116
Section 12.02    Delegation of Duties    ~~116~~118
Section 12.03    Agents’ Reliance, Etc.    ~~117~~118
Section 12.04    Indemnification    ~~119~~120
Section 12.05    Successor Agents    ~~119~~120
Section 12.06    The Collateral Agent    ~~120~~121
ARTICLE XIII
MISCELLANEOUS
Section 13.01    No Waiver; Modifications in Writing    ~~122~~123
Section 13.02    Notices, Etc.    ~~123~~124
Section 13.03    Taxes    ~~123~~124
Section 13.04    Costs and Expenses; Indemnification    ~~127~~128
Section 13.05    Execution in Counterparts    ~~129~~130
Section 13.06    Assignability    ~~129~~130
Section 13.07    Governing Law    ~~131~~132
Section 13.08    Severability of Provisions    ~~131~~132
Section 13.09    Confidentiality    ~~131~~132
Section 13.10    Merger    ~~132~~133
Section 13.11    Survival    ~~132~~133
Section 13.12    Submission to Jurisdiction; Waivers; Etc.    ~~132~~134
Section 13.13    Waiver of Jury Trial    ~~133~~135
Section 13.14    Right of Setoff; Payments Pro Rata    ~~134~~135
Section 13.15    PATRIOT Act Notice    ~~134~~136
Section 13.16    Legal Holidays    ~~135~~136
Section 13.17    Limited Recourse; Non-Petition    ~~135~~136
Section 13.18    Waiver of Setoff    ~~135~~137
Section 13.19    Collateral Agent Execution and Delivery    ~~135~~137
Section 13.20 Acknowledgement and Consent to Bail-In of EEA Financial Institutions    ~~136~~137
Section 13.21    WAIVER OF SOVEREIGN IMMUNITY    ~~136~~138
Section 13.22    Risk Retention    ~~136~~138
Section 13.23    EU Due Diligence Requirements.    ~~137~~139
Section 13.24    Compliance with the Securitisation Regulation    ~~138~~139
Section 13.25    Adequacy of Monetary Damages Against the Lenders    ~~138~~139
SCHEDULES
-ii-

Schedule 1    Commitments and Percentages
Schedule 2    S&P Industry Classifications
Schedule 3    Initial Collateral Loans
Schedule 4    Moody’s Industry Classifications
Schedule 5    Notice Information
Schedule 6    Authorized Signatories
Schedule 7    Diversity Score Schedule 8    Moody’s RiskCalc
Schedule 9    Initial Asset List
EXHIBITS
Exhibit A    Form of Note
-iii-

REVOLVING CREDIT AND SECURITY AGREEMENT
REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of December 21, 2018, as amended on the First Amendment Date, the Second Amendment Date ~~and~~, the Third Amendment Date, the Fourth Amendment Date and the Fifth Amendment Date, among BGSL BRECKENRIDGE FUNDING LLC, a Delaware limited liability company, as borrower (the “Borrower”), the LENDERS from time to time party hereto, BNP PARIBAS (“BNP”), as administrative agent for the Secured Parties (as hereinafter defined) (in such capacity, the “Administrative Agent”), BLACKSTONE~~/GSO~~ SECURED LENDING FUND, a Delaware statutory trust (in such capacity, the “Equityholder”), BLACKSTONE~~/GSO~~ SECURED LENDING FUND, a Delaware statutory trust, as servicer (in such capacity, the “Servicer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as collateral agent for the Secured Parties (as hereinafter defined) (in such capacity, the “Collateral Agent”).
W I T N E S S E T H:
WHEREAS, the Borrower desires that the Lenders make advances on a revolving basis to the Borrower on the terms and subject to the conditions set forth in this Agreement; and
WHEREAS, each Lender is willing to make such advances to the Borrower on the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:
Section 1.01 Definitions. As used in this Agreement, the following terms shall have the meanings indicated:
“Account Control Agreement” means that certain Account Control Agreement, dated as of the Closing Date, among the Borrower, the Servicer, the Collateral Agent and Wells Fargo Bank, National Association, as Securities Intermediary, which agreement relates to the Covered Accounts.
“Adjusted Principal Balance” means, for any Eligible Collateral Loan, as of any date of determination, an amount equal to the Loan Value of such Eligible Collateral Loan as of such date multiplied by the Principal Balance of such Eligible Collateral Loan as of such date; provided that, the parties hereby agree that the Adjusted Principal Balance of any Collateral Loan that is not an Eligible Collateral Loan as of such date of determination shall be zero.
“Administrative Agent” has the meaning assigned to such term in the introduction to this Agreement.

“Administrative Expense Cap” means, for any Payment Date, an amount not to exceed $200,000 for any twelve (12) month period.
“Administrative Expenses” means the fees and expenses (including indemnities) and other amounts of the Borrower due or accrued with respect to any Payment Date and payable in the following order:
(a)    first, to the Collateral Agent, the Custodian and the Securities Intermediary, any amounts and indemnities payable to such entities pursuant to the Facility Documents; and
(b)    second, on a pro rata basis, to:
(i)    the Independent Accountants, agents (other than the Servicer) and outside counsel of the Borrower for fees and expenses related to the Collateral and the Facility Documents and to the Independent Manager of the Borrower for its fees and expenses incurred in acting in such capacity; and
(ii)    to any rating agency for fees and expenses in connection with the rating of (or provision of credit estimates in respect of) any Collateral Loan.
“Advance” means each loan advanced by ~~the Lenders~~each Lender to the Borrower on a Borrowing Date pursuant to Article II.
“Advance Rate” means, with respect to any Collateral Loan, the corresponding percentage for the loan type set forth below:

Loan Type	Sub-Category	Advance Rate
First Lien BSLs		75%
Second Lien BSLs		45%
First Lien Middle Market Loans	whose Obligors have an EBITDA of	70%
	greater than $25,000,000 (as of the
	date such Collateral Loan is acquired)
First Lien Middle Market Loans	whose Obligors have an EBITDA of	65%
	less than or equal to $25,000,000 (as
	of the date such Collateral Loan is
	acquired)
First Lien Last Out Loans	First Lien Last Out Category A	60%
	Loans
First Lien Last Out Loans	First Lien Last Out Category B Loans	50%
First Lien Last Out Loans	First Lien Last Out Category C Loans	45%

Notwithstanding anything to the contrary set forth in the table above, the portion of First Lien Middle Market Loans with a Paid Senior Net Leverage Ratio up to 5.0x will be assigned an Advance Rate of 70% or 65% (as applicable pursuant to the above chart) and portions above 5.0x will be assigned an Advance Rate of 45%.

“Benchmark” means, initially, LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to such Applicable Index or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.18.
“BNP” has the meaning assigned to such term in the introduction to this Agreement.
“BNP ~~Lender~~ Fee Letter” means that certain fee letter, dated as of ~~August 2~~April 13, ~~2019~~2020, by and among BNP, the Borrower and the Servicer.
“BNP Upfront Fee Letter” means that certain fee letter, dated as of [●], 2021, by and among BNP, the Borrower and the Servicer.
“Borrower” has the meaning assigned to such term in the introduction to this Agreement.
~~“Borrowing” has the meaning assigned to such term in Section 2.01.~~
“Borrowing Base” means, at any time, an amount equal to the sum of (i) the amounts in the Principal Collection Subaccount, (ii) the product of (x) the Weighted Average Advance Rate (excluding the Sale Settlement Pending Collateral from the calculation of the Weighted Average Advance Rate) as of such date, (y) the Portfolio Advance Rate Adjustment as of such date and (z) the Aggregate Net Collateral Balance as of such date (excluding the Sale Settlement Pending Collateral from the calculation of the Aggregate Net Collateral Balance) and the aggregate sale price (expressed in Dollars) of the Sale Settlement Pending Collateral.
“Borrowing Base Calculation Statement” means a statement in substantially the form attached to the form of Notice of Borrowing attached hereto as Exhibit B, as such form of Borrowing Base Calculation Statement may be modified as mutually agreed by the Administrative Agent and the Borrower from time to time.
“Borrowing Date” means the date of ~~a Borrowing~~an Advance.
“Broadly Syndicated Loan” means a Collateral Loan that (a) is a syndicated commercial loan, (b) has an Initial Tranche Size of $250,000,000 or greater (without consideration of reductions thereon from scheduled amortization payments), and (c) is rated (or will be rated) by S&P or Moody’s (or the related Obligor for such Collateral Loan is rated by S&P or Moody’s).
“Business Day” means any day of the year except: (a) a Saturday, Sunday or other day on which commercial banks in New York City or the city in which the offices of the Collateral Agent are located are authorized or required by law to close; and (b) if such day relates to any interest rate setting as to an Advance determined by reference to LIBOR, any day on which banks are not open for dealings in Dollars in the London interbank market.

“Collection Account” has the meaning assigned to such term in Section 8.02(a)(ii) and includes the Principal Collection Subaccount and the Interest Collection Subaccount.
“Collection Date” means the date on which the aggregate outstanding principal amount of the Advances have been repaid in full and all Interest and fees and all other Obligations (other than contingent indemnification and reimbursement obligations which are unknown, unmatured and/or for which no claim giving rise thereto has been asserted) have been paid in full, and the Borrower shall have no further right to request any additional Advances.
“Collection Period” means, with respect to any Payment Date, the quarterly period from and including the date on which the first Advance is made hereunder to but excluding the first Collection Period Start Date following the date of such Advance and each successive quarterly period from and including a Collection Period Start Date to but excluding the immediately succeeding Collection Period Start Date or, in the case of the Collection Period immediately preceding the Final Maturity Date or the Collection Period immediately preceding an optional prepayment in whole of the Advances, ending on the day preceding the Final Maturity Date or the date of such prepayment, respectively.
“Collection Period Start Date” means the first calendar day of March, June, September and December of each year (or, if any such date is not a Business Day, the immediately succeeding Business Day), commencing in June 2019.
“Collections” means all cash collections, distributions, payments or other amounts received, or to be received, by the Borrower from any Person in respect of any Collateral Loan constituting Collateral, including all principal, interest, fees, distributions and redemption and withdrawal proceeds payable to the Borrower under or in connection with any such Collateral Loans and all Proceeds from any sale or disposition of any such Collateral Loans.
“Commitment” means, as to each Lender on any date of determination, the obligation of such Lender to make, on and subject to the terms and conditions hereof, Advances to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding for such Lender up to but not exceeding the amount ~~set forth opposite the name of~~applicable to such Lender on such date of determination as specified on Schedule 1 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable, as such amount may be reduced from time to time pursuant to Section 2.07 or increased or reduced from time to time pursuant to assignments effected in accordance with Section 13.06(a).
“Commitment Excess” means, as to each Lender, the amount, as of any date of determination, by which (x) the aggregate principal amount of Advances of such Lender that remains outstanding exceeds (y) such Lender’s Commitment as of such date.
“Commitment Fees” has the meaning assigned to such term in the Lender Fee Letter.

Secured Party’s failure to comply with Section 13.03(g), and (d) U.S. federal withholding Taxes imposed under FATCA.
“Expedited Notice of Borrowing” has the meaning assigned to such term in Section 2.03(d).
“Extension Request” means a written request by the Borrower substantially in the form of Exhibit G to extend the Commitment Termination Date for an additional period of not greater than one year.
“Facility Amount” means (a) on or prior to the Commitment Termination Date, an amount equal to the Maximum Facility Amount (as such amount may be reduced from time to time pursuant to Section 2.07) and (b) following the Commitment Termination Date, the outstanding principal balance of all of the Advances.
“Facility Documents” means this Agreement, the Notes, the Account Control Agreement, the Collateral Agent Fee Letter, the Custodian Agreement, the Lender Fee Letter, the BNP ~~Lender~~ Fee Letter, the Loan Sale Agreement and any other security agreements and other instruments entered into or delivered by or on behalf of the Borrower pursuant to Section 5.01(c) to create, perfect or otherwise evidence the Collateral Agent’s security interest in the Collateral.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it; provided that, if at any time a Lender is borrowing overnight funds from a Federal Reserve Bank that day, the Federal Funds Rate for such Lender for such day shall be the average rate per annum at which such overnight borrowings are made on that day as promptly reported by such Lender to the Borrower and the Agents in writing. Each determination of the Federal Funds Rate by a Lender pursuant to the foregoing proviso shall be conclusive and binding except in the case of manifest error.
“Fee Basis Amount” means, for any Payment Date, an amount equal to the Aggregate Principal Balance.
“Fifth Amendment Date” means [●].

the London interbank offered rate for the applicable interest period is less than such floor rate; and
(b)    a Floating Rate Loan (i) for which the Related Documents provide for a base or prime rate option and such base or prime rate is calculated as the greater of a specified “floor” rate per annum and the base or prime rate for the applicable interest period and (ii) that, as of such date, bears interest based on such base or prime rate option, but only if as of such date the base or prime rate for the applicable interest period is less than such floor rate.
“Foreign Lender” means a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Fourth Amendment Date” means April 30, 2020.
“FRB” has the meaning specified in the definition of Deliver.
“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would (a) increase or extend the term of the Commitments or change the Final Maturity Date (other than an increase of the Commitment of a particular Lender or the addition of a new Lender agreed to by the relevant Lender), (b) extend the date fixed for the payment of principal of or interest on any Advance or any fee hereunder, (c) reduce the amount of any such payment of principal, (d) reduce the rate at which Interest is payable thereon or any fee is payable hereunder (other than in connection with the appointment of a LIBOR Successor Rate), (e) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (f) alter the terms of Section 9.01 or Section 13.01(b), (g) modify the definition of the terms “Majority Lenders,” “Required Lenders,” “Maximum Available Amount,” “Advance Rate,” “Borrowing Base,” “Minimum OC Coverage Test,” “Interest Coverage Ratio Test,” “Collateral Loan,” “Eligible Collateral Loan,” “Eligible Country,” “Minimum Equity Amount,” “Collateral Quality Test,” “Tranche A Borrowing Base,” “Tranche B Borrowing Base,” “Tranche C Borrowing Base,” “Tranche A Minimum OC Coverage Test,” “Tranche B Minimum OC Coverage Test,” “Tranche C Minimum OC Coverage Test,” “Tranche A Collateral Loan,” “Tranche B Collateral Loan,” “Tranche C Collateral Loan,” or any Collateral Quality Test set forth therein or component thereof defined therein;, (h) modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof or (i) extend the Reinvestment Period.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States.
“Government Security” has the meaning specified in the definition of Deliver.
“Governmental Authority” means, with respect to any Person, any nation or government, any supranational, state or other political or subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator, in each case, having jurisdiction or authority over such Person.

Eligible Collateral Loan that is specified to be applicable only as of the date of acquisition of such Collateral Loan shall not be applicable after the date of acquisition of such Collateral Loan.
“Initial AUP Report Date” has the meaning assigned to such term in Section 8.09(a).
“Initial Tranche Size” means, with respect to any Collateral Loan, an amount equal to (a) if any delayed draw loan or incremental term loan issuance has been issued under the same credit document that has the same interest spread, maturity and seniority (such issuance an “Additional Tranche”), the sum of the principal amounts on the issuance date of the most recently issued Additional Tranche of (i) the aggregate tranche of such Collateral Loan plus (ii) the aggregate tranches of any Additional Tranches, and (b) if no Additional Tranche has been issued, the principal amount of the aggregate tranche of such Collateral Loan as of its original issuance date.
“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under the Bankruptcy Code or any other applicable insolvency law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or the commencement by such Person of a voluntary case under the Bankruptcy Code or any other applicable insolvency law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.
“Instrument” has the meaning specified in Section 9-102(a)(47) of the UCC. “Interest” means, ~~for any day during an Interest Accrual Period~~ with respect to each Tranche of Advances for each Interest Accrual Period (or any other period), the sum of the products (for each day elapsed during such Interest Accrual Period or other period) of:

IR P	1
D
where:
IR    =    the Interest Rate ~~for~~applicable to such Tranche for such ~~Interest Accrual Period~~day;
P    =    the principal amount of the Advances for such Tranche outstanding on such day; and

(d)    commitment fees, facility fees, anniversary fees, ticking fees and other similar fees received by the Borrower during such Collection Period unless the Servicer has determined in its sole discretion that such payments are to be treated as Principal Proceeds;
provided that:
(1)    as to any Defaulted Collateral Loan (and only so long as it remains a Defaulted Collateral Loan), any amounts received in respect thereof will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all Collections in respect thereof since it became a Defaulted Collateral Loan equals the Principal Balance of such Defaulted Collateral Loan at the time as of which it became a Defaulted Collateral Loan and all amounts received in excess thereof will constitute Interest Proceeds; and
(2)    any amounts received in respect of any Equity Security that was received in exchange for a Defaulted Collateral Loan will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Equity Security equals the outstanding Principal Balance of the related Collateral Loan, at the time it became a Defaulted Collateral Loan, for which such Equity Security was received in exchange.
“Interest Rate” means, for any Tranche ~~for~~of Advances as of any ~~Interest Accrual Period~~date of determination, an interest rate per annum equal to ~~LIBOR~~the Benchmark (or, if at any time ~~LIBOR~~the Benchmark cannot be determined, the Base Rate) plus the Applicable Margin~~,~~ .
“Interim Order” means an order, judgment, decree or ruling entered after notice and a hearing conducted in accordance with Bankruptcy Rule 4001(c) granting interim authorization, the operation or effect of which has not been stayed, reversed or amended.
“Investment Company Act” means the Investment Company Act of 1940 and the rules and regulations promulgated thereunder.
“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, treaty, rule of public policy, settlement agreement, statute, or writ, of any Governmental Authority, or any particular section, part or provision thereof.
“Lender” means each Person listed on Schedule 1 and any other Person that shall have become a party hereto in accordance with the terms hereof pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.
“Lender Fee Letter” means that certain amended and restated fee letter, dated as of ~~the Closing Date~~April 13, 2020, by and among the Lenders, the Borrower and the Servicer.

“Liabilities” means all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable and documented out-of-pocket outside attorneys’ fees and expenses) and disbursements of any kind or nature whatsoever.
“LIBOR” means, for any Interest Accrual Period, the ICE Benchmark Administration Limited London interbank offered rate per annum for deposits in the relevant currency for a period equal to the Interest Accrual Period as displayed in the Bloomberg Financial Markets System (or such other page on that service or such other service designated by the ICE Benchmark Limited for the display of such administration’s London interbank offered rate for deposits in the relevant currency) as of 11:00 a.m., London time on the day that is two Business Days prior to the first day of the Interest Accrual Period (the “Screen Rate”); provided that if the Administrative Agent determines that the relevant foregoing sources are unavailable for the relevant Interest Accrual Period, LIBOR shall mean the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in the relevant currency are offered to the Administrative Agent two (2) Business Days preceding the first day of such Interest Accrual Period by four leading banks (selected by the Administrative Agent after consultation with the Borrower) in the London or other offshore interbank market for the relevant currency as of 11:00 a.m. for delivery on the first day of such Interest Accrual Period, for the number of days comprised therein and in an amount comparable to the amount of the Administrative Agent’s portion of the relevant Advance; provided, if such rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
~~“LIBOR Successor Rate” has the meaning given to such term in Section 2.18(a). “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Interest Rate, Interest Accrual Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the reasonable discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent reasonably determines).~~
“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien or security interest (statutory or other), or preference, priority or other security agreement, charge or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing authorized by the Borrower of any financing statement under the UCC or comparable law of any jurisdiction).
“Listed Collateral Loan” means, at any time, a Collateral Loan for which three or more bids are quoted and available from Loan Pricing Corporation, Mark-it Partners (formerly known as Loan X), Interactive Data Corporation or another nationally recognized broker-dealer

(b)    the Borrowing Base (calculated after giving effect to the deposit or investment of such borrowed funds on the borrowing date).
“Maximum Facility Amount” means (a) on any date of determination prior to the First Amendment Date, $400,000,000, (b) on any date of determination on or after the ~~Third~~First Amendment Date to but excluding the Third Amendment Date, $575,000,000, (c) on any date of determination on or after the Third Amendment Date to but excluding the Fourth Amendment Date, $875,000,000, (d) on any date of determination on or after the Fourth Amendment Date to but excluding the earlier to occur of (x) the CLO Takeout Date and (y) the date occurring twelve (12) months after the Third Amendment Date, $~~875,000,000~~1,125,000,000 and (~~b~~d) on any other date of determination, $~~575,000,000~~825,000,000; provided that it is understood that the loan facility established under this Agreement is an uncommitted facility and there is no express or implied commitment on the part of the Administrative Agent or any Lender to provide any Advance except that, in the case of Collateral Loans approved by means of an Approval Request or Approved List, the Lenders shall have committed to fund the related Advances (up to the amount(s) specified in the related Approval Request or Approved List) provided that the related conditions precedent set forth in Article III are satisfied.
“Maximum Portfolio Amount” means, on any date of determination, the sum of (i) (x) $200,000,000 or (y) on any date after the first to occur of (a) the date on which the Borrower waives its ability to reduce the Maximum Facility Amount pursuant to Section 2.07(b) and (b) March 31, 2019, the Maximum Facility Amount and (ii) the aggregate amount of all contributions by the Equityholder to the Borrower (other than contributions made to cure a Default or an Event of Default) less any principal distributions to the Equityholder other than Excluded Principal Distributions.
“Measurement Date” means (a) the Closing Date, (b) each Borrowing Date, (c) each Monthly Report Determination Date, (d) each Payment Date Report Determination Date and (e) each other date reasonably requested by the Administrative Agent.
“Mezzanine Obligations” means unsecured obligations that are contractually subordinated in right of payment to other debt of the same issuer.
“Minimum Equity Amount” means, at any time, the product of (a) 10% and (b) the Maximum Facility Amount.
“Minimum OC Coverage Test” means a test that shall be satisfied if the OC Ratio is equal to or greater than 100%.
“Money” has the meaning specified in Section 1-201(24) of the UCC. “Monthly Report” has the meaning assigned to such term in Section 8.07(a).
“Monthly Report Determination Date” has the meaning assigned to such term in Section 8.07(a).

“Payment Date Report Determination Date” has the meaning assigned to such term in Section 8.07(b).
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.
“Percentage” ~~of~~means with respect to any Lender ~~means~~as of any date of determination, (a) with respect to ~~any~~each Lender party listed on Schedule 1, the percentage ~~set forth opposite~~applicable to such Lender~~’s name~~ on such date of determination as specified on Schedule 1, as such amount is reduced by any Assignment and Acceptance entered into by such Lender with an assignee or increased by any Assignment and Acceptance entered into by such Lender with an assignor, ~~or~~and (b) with respect to ~~a~~each Lender not listed on Schedule 1 that has become a party hereto pursuant to an Assignment and Acceptance, the percentage set forth therein as such Lender’s Percentage, as such amount is reduced by an Assignment and Acceptance entered into between such Lender and an assignee or increased by any Assignment and Acceptance entered into by such Lender with an assignor.
“Permitted Assignee” means (a) a Lender or any of its Affiliates or (b) any Person managed by a Lender or any of its Affiliates.
“Permitted Currencies” means Pounds Sterling, Euro, Dollars and Canadian Dollars.
“Permitted Distribution” means, on any Business Day, distributions of (x) Interest Proceeds so long as immediately after giving effect to such Permitted Distribution, sufficient Interest Proceeds remain to pay all amounts payable on the immediately following Payment Date pursuant to Section 9.01(a)(i) as determined by the Servicer in good faith and/or (y) prior to the last day of the Reinvestment Period, Principal Proceeds; provided that amounts may be distributed pursuant to this definition so long as (i) no Event of Default has occurred and is continuing (or would occur after giving effect to such Permitted Distribution) and (ii) the OC Ratio would be at least 107.5% immediately after giving effect to such Permitted Distribution.
“Permitted Liens” means any of the following: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person; (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith; (c) Liens granted pursuant to or by the Facility Documents, (d) judgement Liens not constituting an Event of Default hereunder, bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by such Person, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management, operating account arrangements and netting arrangements, (f) with respect to collateral underlying any Collateral Loan, the Lien in favor of the Borrower herein and Liens

“Principal Proceeds” means, with respect to any Collection Period or the related Determination Date, all amounts received by the Borrower during such Collection Period that do not constitute Interest Proceeds, including unapplied proceeds of the Advances and any amounts received by the Borrower as equity contributions (howsoever designated).
“Priority of Payments” has the meaning assigned to such term in Section 9.01(a).
“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than Governmental Authorities).
“Proceeds” has, with reference to any asset or property, the meaning assigned to it under Section 9-102(a)(64) of the UCC and, in any event, shall include any and all amounts from time to time paid or payable under or in connection with such asset or property.
“QIB” has the meaning assigned to such term in Section 13.06(e).
“Qualified Institution” means a depository institution or trust company organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (a)(i) that has either (A) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (B) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (ii) the parent corporation of which has either (A) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (B) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (iii) is otherwise acceptable to the Administrative Agent and (b) the deposits of which are insured by the Federal Deposit Insurance Corporation.
“Qualified Purchaser” has the meaning assigned to such term in Section 13.06(e).
“Recipient” means the Administrative Agent, each Lender and each Secured Party.
“Register” has the meaning assigned to such term in Section 13.06(d).
“Regulation T,” “Regulation U” and “Regulation X” mean Regulation T, U and X, respectively, of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Reinvestment Period” means the period from and including the Closing Date to and including the earlier of (a) ~~the date that is the third anniversary of the Closing Date~~December 21, 2024 (or such later date as may be agreed by the Borrower, the Administrative Agent and each Lender pursuant to Section 2.16) and (b) the date of the termination of the Commitments pursuant to Section 6.01.
“Related Documents” means, with respect to any Collateral Loan, (i) the loan or credit agreement evidencing such Collateral Loan, (ii) the principal security agreement, and (iii)

ARTICLE II
ADVANCES
Section 2.01 Revolving Credit Facility. On the terms and subject to the conditions hereinafter set forth, including Article III, each Lender severally agrees to make available to the Borrower an uncommitted revolving credit facility providing for Advances under each Tranche from time to time in Dollars on any Business Day during the Reinvestment Period (or immediately thereafter pursuant to Section 8.04), ~~on a~~ pro rata ~~basis~~based on each Lender’s unused Commitment as of such date, in each case in an aggregate principal amount at any one time outstanding up to but not exceeding such Lender’s Commitment and, as to all Lenders, in an aggregate principal amount at any one time outstanding up to but not exceeding the Maximum Available Amount as then in effect; provided that, after making any such Advance, each Tranche’s Tranche Minimum OC Coverage Test shall be satisfied.
Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow ~~(and re-borrow)~~ Advances under this Section 2.01 and prepay Advances under Section 2.06. Notwithstanding anything in this Agreement to the contrary, the parties hereto acknowledge that this is an uncommitted facility and there is no express or implied commitment on the part of the Administrative Agent or any Lender to provide any Advance except that, in the case of Collateral Loans approved by means of an Approval Request or Approved List, the Lenders shall have committed to fund the related Advances (up to the amount(s) specified in the related Approval Request or Approved List) provided that the related conditions precedent set forth in Article III are satisfied.
Section 2.02    Requests for Collateral Loan Approval. (a) Prior to the Closing Date, the Servicer, on behalf of the Borrower, shall provide to the Administrative Agent (with a copy to the Borrower) a list of Collateral Loans (the “Asset List”) that the Borrower is requesting be included in the Approved List (as defined below) and which, subject to such inclusion, may be purchased with, if applicable, funds held in the Principal Collection Subaccount, the proceeds of Advances or Principal Proceeds pursuant to Section 10.02. The Borrower (or the Servicer on its behalf) and the Administrative Agent shall adhere to the following procedures in requesting and approving Collateral Loans for purchase:
(i)    For each Collateral Loan on the Asset List sent to the Administrative Agent or for any single Approval Request pursuant to clause (vii) below, the Borrower (or the Servicer on its behalf) may provide a notice by electronic mail that contains the information listed in Exhibit I with respect to each Collateral Loan (which information shall include the amount of the Advance to be requested in order to settle the related purchase) (together with any attachments required in connection therewith, an “Approval Request”).
(ii)    The initial Asset List which the Administrative Agent has approved for purchase by the Borrower is attached hereto as Schedule 9 (such list, the “Approved List”), which Approved List may be updated from time to time after the Closing Date by the Borrower with the consent of the Administrative Agent.

(ix)    Notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall have the right, acting in its sole and absolute discretion, to (A) approve or reject any Approval Request or Approved List, (B) determine which Collateral Loans are included in the Approved List, and (C) request additional information reasonably available to the Borrower regarding any proposed Collateral Loan; provided that any rescission of approval shall not invalidate any commitment to purchase a Collateral Loan entered into by the Borrower (or the Servicer on its behalf) prior to the delivery of such rescission, in which case, such Collateral Loan shall be deemed to remain approved until settlement of such purchase.
Section 2.03    Making of the Advances. (a) If the Borrower ~~desires to make a Borrowing~~requires an Advance under this Agreement with respect to any Tranche to purchase a Collateral Loan for which the Approval Request has been approved or which has been identified on the Approved List pursuant to Section 2.02 or to fund the Macomb Merger, it shall ~~give~~provide a written request for such Advance    (which request shall be irrevocable and effective upon receipt) to the Collateral Agent and the Administrative Agent (with a copy to each Lender) ~~a written notice~~ (each, a “Notice of Borrowing”~~) for such Borrowing (which notice shall be irrevocable and effective upon receipt~~) not later than 2:00 p.m. at least one (1) Business Day prior to the day of the requested ~~Borrowing~~Advance.
Each Notice of Borrowing shall be substantially in the form of Exhibit B, dated the date the request for the related ~~Borrowing~~Advance is being made, signed by a Responsible Officer of the Borrower or the Servicer, as applicable, shall attach a Borrowing Base Calculation Statement (which Borrowing Base Calculation Statement shall give pro forma effect to any Collateral Loans being acquired with the proceeds of such ~~Borrowing~~Advance on such date or the following Business Day), and shall otherwise be appropriately completed. In addition, the Servicer must provide to the Administrative Agent for each Collateral Loan that is not a Broadly Syndicated Loan copies of the Asset Information related to such Collateral Loan and such additional materials related to such Collateral Loan as may be reasonably requested by the Administrative Agent. Each Notice of Borrowing shall specify the Tranches under which the related ~~Borrowing~~Advance shall be allocated. The proposed Borrowing Date specified in each Notice of Borrowing shall be a Business Day falling on or prior to the Commitment Termination Date, the currency of the ~~Borrowing~~Advance requested shall be Dollars and the amount of the ~~Borrowing~~Advance requested in such Notice of Borrowing (the “Requested Amount”) shall be equal to at least $500,000 or an integral multiple of $100,000 in excess thereof (or, if less, the remaining unfunded Commitments hereunder or, in the case of Revolving Collateral Loans and Delayed Drawdown Collateral Loans, such lesser amount required to be funded by the Borrower in respect thereof).
(b)    Each Lender shall, not later than 2:00 p.m. on each Borrowing Date in respect of Advances under any Tranche, make its Percentage of the applicable Requested Amount available to the Borrower by disbursing such funds in Dollars to the applicable Principal Collection Subaccount (or in accordance with the wire instructions delivered in connection with the Notice of Borrowing).
(c)    [Reserved.].

(d)    Notwithstanding anything in this Section 2.03 to the contrary, the Servicer, on behalf of the Borrower, may deliver a Notice of Borrowing to the Collateral Agent and the Administrative Agent (with a copy to each Lender) after 2 p.m. on the first Business Day prior to the proposed ~~Borrowing~~Advance and prior to 11 a.m. on the date of the proposed ~~Borrowing.~~Advance (an “Expedited Notice of Borrowing”). Upon receipt of an Expedited Notice of Borrowing, ~~the Lenders~~each Lender shall use commercially reasonable efforts to make such Advance on the proposed funding date set forth in the Expedited Notice of Borrowing subject to the terms and conditions for borrowings otherwise set forth in this Agreement; provided, that if ~~the Lenders are~~a Lender is unable to make an Advance pursuant to an Expedited Notice of Borrowing due to the occurrence of a force majeure, or any other unexpected and unforeseen event, including, without limitation, market disruptions, ~~the Lenders~~such Lender shall make such Advance subject to the terms and conditions for Advances otherwise set forth in this Agreement as soon as ~~they are~~such Lender is reasonably able to do so.
Section 2.04    Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to it and resulting from the Advances made by such Lender to the Borrower, from time to time, including the amounts and currencies of principal and interest thereon and paid to it, from time to time hereunder; provided that the failure of any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances in accordance with the terms of this Agreement.
(b)    Any Lender may request that its Advances to the Borrower be evidenced by a Note. In such event, the Borrower shall promptly prepare, execute and deliver to such Lender a Note payable to such Lender and otherwise appropriately completed. Thereafter, the Advances of such Lender evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 13.06(a)) be represented by a Note payable to such Lender (or registered assigns pursuant to Section 13.06(a)), except to the extent that such Lender (or assignee) subsequently returns any such Note for cancellation and requests that such Advances once again be evidenced as described in clause (a) of this Section 2.04.
Section 2.05    Payment of Principal and Interest. The Borrower shall pay the principal of each Advance and Interest on ~~the~~each Tranche of Advances as follows:
(a)    100% of the outstanding principal amount of each Advance, together with all accrued and unpaid Interest thereon, shall be payable on the Final Maturity Date.
(b)    Interest shall accrue on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full. The Administrative Agent shall, prior to each Payment Date, determine the accrued and unpaid Interest with respect to each Tranche for the related Interest Accrual Period and Commitment Fees payable thereto ~~prior to each Payment Date~~ using the ~~applicable~~ Interest Rate ~~for the related~~applicable to such Tranche during such Interest Accrual Period to be paid by the Borrower on each Payment Date for the related Interest Accrual Period and shall advise each Lender, the Collateral Agent and the Servicer thereof and shall send a consolidated invoice of all such Interest and Commitment Fees to the Borrower on the third (3rd) Business Day prior to such Payment Date.

(c)    Accrued and unpaid Interest with respect to each Tranche shall be payable in arrears (i) on each Payment Date, and (ii) in connection with any prepayment of the Advances pursuant to Section 2.06(a); provided that (x) with respect to any prepayment in full of the Advances outstanding, accrued and unpaid Interest on such amount through the date of prepayment ~~may~~shall be payable on such date or as otherwise agreed to between the Lenders and the Borrower and (y) with respect to any partial prepayment of the Advances outstanding, accrued and unpaid Interest on such amount through the date of prepayment shall be payable on the Payment Date following such prepayment (or on such date of prepayment if requested by the Administrative Agent).
(d)    The obligation of the Borrower to pay the Obligations, including the obligation of the Borrower to pay the Lenders the outstanding principal amount of the Advances and accrued interest thereon, shall be absolute and unconditional, and shall be paid strictly in accordance with the terms hereof (including Section 2.15), under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any other Person may have or have had against any Secured Party or any other Person except as otherwise provided under the Facility Documents.
Section 2.06    Prepayment of Advances.
(a)    Optional Prepayments. The Borrower may, from time to time on any Business Day, voluntarily prepay Advances under ~~each~~one or more Tranche in whole or in part, without penalty or premium; provided that the Borrower shall have delivered to the Collateral Agent, the Lenders and the Administrative Agent written notice of such prepayment (such notice, a “Notice of Prepayment”) in the form of Exhibit C not later than 2:00 p.m. two (2) Business Days prior to the date of such prepayment. The Administrative Agent shall promptly notify the Lenders of such Notice of Prepayment. Each such Notice of Prepayment shall specify the portion of the outstanding principal balance under each Tranche that shall be prepaid and be irrevocable and effective upon receipt and shall be dated the date such notice is being given, signed by a Responsible Officer of the Borrower and otherwise appropriately completed. Each Notice of Prepayment shall provide for prepayment of ~~any Advance~~Advances by the Borrower pursuant to this Section 2.06(a) ~~shall~~, in each case ~~be~~, in ~~a~~an aggregate principal amount of at least $500,000 or, if less, the entire outstanding principal amount of the Advances of the Borrower. If a Notice of Prepayment is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(b)    Mandatory Prepayments. The Borrower shall prepay the Advances on each Payment Date in the manner and to the extent provided in the Priority of Payments.
(c)    Additional Prepayment Provisions. Each prepayment pursuant to this Section 2.06 shall be subject to Sections 2.05(c) and 2.11 and applied to the Advances in accordance with the Lenders’ respective Percentages.
(d)    Re-designation of Tranche Advances. The Administrative Agent shall be permitted at any time, upon written notice to the Borrower, each Lender and the Collateral

Agent, to re-allocate the aggregate outstanding principal balance under each Tranche so long as after giving effect to such re-allocation, each Tranche’s Tranche Minimum OC Coverage Test is satisfied or, if not satisfied, improved.
Section 2.07    Changes of Commitments.
(a)    Automatic Reduction and Termination. Subject to the provisions of Section 8.04, the Commitments of ~~all Lenders~~each Lender shall be automatically reduced to zero at 5:00 p.m. on the Commitment Termination Date.
(b)    Optional Reductions. Prior to ~~the first anniversary of the Closing Date~~December 21, 2022, the Borrower shall have the right to terminate or reduce the unused amount of the Facility Amount at any time or from time to time concurrently with the payment of any applicable Commitment Reduction Fee payable in connection therewith upon not less than two (2) Business Days’ prior notice to the Collateral Agent, the Lenders and the Administrative Agent of each such termination or reduction, which notice shall specify the effective date of such termination or reduction and the amount of any such reduction; provided that (i) the amount of any such reduction of the Facility Amount shall be equal to at least $500,000 or an integral multiple of $100,000 in excess thereof or, if less, the remaining unused portion thereof, and (ii) no such reduction will reduce the Facility Amount below the sum of (x) the aggregate principal amount of Advances outstanding at such time and (y) the Revolving Exposure at such time. Such notice of termination or reduction shall be irrevocable and effective only upon receipt and shall be applied pro rata to reduce the respective Commitments of each Lender. Except as otherwise set forth herein, upon the occurrence of the Collection Date, this Agreement shall terminate automatically.
(c)    Effect of Termination or Reduction. The Commitments of the Lenders once terminated or reduced may not be reinstated. Each reduction of the Facility Amount pursuant to this Section 2.07 shall be applied ratably among the Lenders in accordance with their respective Commitments.
Section 2.08 Maximum Lawful Rate. It is the intention of the parties hereto that the interest on the Advances shall not exceed the maximum rate permissible under Applicable Law. Accordingly, anything herein or in any Note to the contrary notwithstanding, in the event any interest is charged to, collected from or received from or on behalf of the Borrower by the Lenders pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied first to the payment of amounts then due and owing by the Borrower to the Secured Parties under this Agreement (other than in respect of principal of and interest on the Advances) and then to the reduction of the outstanding principal amount of the Advances of the Borrower.
Section 2.09 Several Obligations. The failure of any Lender to make any Advance to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Advance on such date. Neither Agent shall be responsible for the failure of any Lender to make any Advance, and no Lender shall be responsible for the failure of any other Lender to make an Advance required to be made by such other Lender.

(a)    Delay in Requests. Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section 2.10 shall not constitute a waiver of such Affected Person’s right to demand such compensation; provided that the Borrower shall not be required to compensate an Affected Person pursuant to this Section 2.10 for any costs, reductions, penalties or interest incurred more than nine months prior to the date that such Affected Person notifies the Borrower of the Change in Law giving rise to any increased costs or reductions and of such Affected Person’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof.
(b)    Lending Office. Upon the occurrence of any event giving rise to the Borrower’s obligation to pay additional amounts to a Lender pursuant to clauses (a) or (b) of this Section 2.10, such Lender will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office if such designation would reduce or obviate the obligations of the Borrower to make future payments of such additional amounts; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or material legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision.
Section 2.11 Compensation; Breakage Payments. The Borrower agrees to compensate each Affected Person from time to time, on the Payment Date (or on the applicable date of prepayment) immediately following such Affected Person’s written request (which request shall set forth the basis for requesting such amounts) in accordance with the Priority of Payments, for all reasonable and documented actual losses, expenses and liabilities (including any interest paid by such Affected Person to lenders of funds borrowed to make or carry an Advance bearing interest that was computed by reference to ~~LIBOR~~the Benchmark and any loss sustained by such Affected Person in connection with the re-employment of such funds but excluding loss of anticipated profits), which such Affected Person may sustain: (i) if for any reason (including any failure of a condition precedent set forth in Article III but excluding a default by the applicable Lender) ~~a Borrowing of~~ any Advance bearing interest that was computed by reference to ~~LIBOR~~the Benchmark by the Borrower does not occur on the Borrowing Date specified therefor in the applicable Notice of Borrowing delivered by the Borrower, and (ii) if any payment or prepayment of any Advance bearing interest that was computed by reference to ~~LIBOR~~Benchmark is not made on a Payment Date or pursuant to a Notice of Prepayment given by the Borrower. A certificate as to any amounts payable pursuant to this Section 2.11 submitted to the Borrower by any Lender (with a copy to the Agents, and accompanied by a reasonably detailed calculation of such amounts and a description of the basis for requesting such amounts) shall be conclusive in the absence of manifest error.
Section 2.12 Illegality; Inability to Determine Rates. ~~If~~Subject to Section 2.18, if, prior to the first day of any Interest Accrual Period or prior to the date of any Advance, as applicable, the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining LIBOR for the applicable Advances, the Administrative Agent will promptly so notify the Borrower, the Collateral Agent and each Lender; provided that

Section 2.18    ~~LIBOR Discontinuation.~~ Effect of Benchmark Transition Event. (a) ~~Notwithstanding anything to the contrary in this Agreement or any other Facility Documents, if the Administrative Agent determines (which determination shall be made by notice to the Borrower and shall be conclusive absent manifest error), or the Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Required Lenders (as applicable) have determined, that:~~Without prejudice to any other provision of this Agreement, each party hereto acknowledges and agrees for the benefit of each of the other parties hereto: (x) LIBOR (i) may be subject to methodological or other changes which could affect their value, and/or (ii) may be permanently discontinued; and (y) the occurrence of any of the aforementioned events and/or a Benchmark Transition Event may have adverse consequences which may materially impact the economics of the financing transactions contemplated under this Agreement.
~~(i)    adequate and reasonable means do not exist for ascertaining LIBOR for~~ any requested Interest Accrual Period, including, without limitation, because the Screen Rate is not available or published on a current basis and such circumstances are unlikely ~~to be temporary;~~
~~(ii)    the administrator of the Screen Rate or a Governmental Authority having~~ jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled ~~Unavailability Date”); or~~
~~(iii)    syndicated loans being executed in the U.S. at the time, or that include~~ language similar to that contained in this Section 2.18, are being executed or amended (as ~~applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;~~
(iv)    then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all ~~Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.~~
(b)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Facility Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of a then-current Benchmark, then (x) if a Benchmark

Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date or in connection with an Early Opt-in Election, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Facility Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Facility Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date or in connection with an Early Opt-in Election, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Facility Document in respect of any Benchmark setting at or after 5:00 p.m. New York City time on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Facility Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c)    Term SOFR Transition Event. Notwithstanding anything to the contrary herein or in any other Facility Document and subject to the proviso below in this paragraph, solely with respect to a Dollar Advance, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of a then-current Benchmark, then the applicable Benchmark Replacement will replace such then-current Benchmark for all purposes hereunder or under any Facility Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Facility Document; provided that, this clause (ii) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.
(d)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Facility Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Facility Document.
(e)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower, the Lenders, the Servicer, the Collateral Agent and the Equityholder of (A) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (v) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.18, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Facility Document, except, in each case, as expressly required pursuant to this Section 2.18.
(f)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Facility Document, at any time (including in connection with the implementation of a Benchmark Replacement), (x) if a then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Benchmark Determination Period” for any applicable Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (y) if a tenor that was removed pursuant to clause (x) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Benchmark Determination Period” for all applicable Benchmark settings at or after such time to reinstate such previously removed tenor.
(g)    ~~(b) If no LIBOR Successor Rate has been determined and the circumstances under clause (a)(i) above exist or the Scheduled Unavailability Date has occurred, as applicable, the Administrative Agent will promptly so notify the Borrower and each Lender. From and after the date of the occurrence of the circumstances described under clause (a)(i) or the occurrence of the Scheduled Unavailability Date (until a LIBOR Successor Rate has been determined in accordance with Section 2.18(a)), (x) the obligation of the Lenders to make or maintain Advances shall be suspended (to the extent of the affected Advances or Interest Accrual Periods), and (y) the LIBOR component shall no longer be utilized in determining the Interest Rate~~Benchmark Unavailability Period. Upon the Borrower’s receipt of ~~such~~ notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any ~~pending request for a~~Notice of Borrowing ~~of~~, conversion to or continuation of ~~an Advance (to the extent of the affected~~ Advances ~~or Interest Accrual Periods) or~~to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request for an Advance into a ~~request for a~~Notice of Borrowing of or request for a conversion to Advances ~~based on~~bearing interest at a rate per annum equal to the Base Rate ~~(subject to the foregoing clause (y)) in the amount specified therein~~plus the Applicable Margin.
(c) Notwithstanding anything else herein, any definition of LIBOR Successor ~~Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement~~

(h)    None of the Collateral Agent, the Custodian or the Securities Intermediary will have any responsibility for the selection or determination of an alternate benchmark rate (including, without limitation, any Benchmark Replacement or other replacement index adopted pursuant to an amendment to this Agreement) or an liability for any failure, or delay in performing their duties hereunder solely as a result of the unavailability of LIBOR, the Benchmark Replacement or any other benchmark rate herein
(i)    Certain Defined Terms. As used in this Section 2.18:
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Benchmark Determination Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Benchmark Determination Period” pursuant to clause (e) of this Section 2.18.
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Advance denominated in an Available Currency other than Dollars, “Benchmark Replacement” shall mean the alternative set forth in clause (3) below:
(1)    the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;
(2)    the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;
(3)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for a then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such then-current Benchmark for syndicated credit facilities denominated in the applicable Available Currency at such time and (b) the related Benchmark Replacement Adjustment;
provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, solely with respect to a Dollar Advance, notwithstanding anything to the contrary in this Agreement or in any other Facility Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Facility Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of a then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Benchmark Determination Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:
(1)    for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:
(a)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Benchmark Determination Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;
(b)    the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Benchmark Determination Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and
(2)    for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (x) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (y) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Available Currency;
provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the definition of “Business Day,” the definition of “Benchmark Determination Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Facility Documents).
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;
(3)    in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.18(c); or
(4)    in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. New York City time on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, any other Relevant Governmental Body, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component thereof), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component thereof) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component thereof), which states that the administrator of such Benchmark (or such component thereof) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Facility Document in accordance with Section 2.18 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Facility Document in accordance with Section 2.18.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.
“Early Opt-in Election” means, if the then-current Benchmark is LIBOR, the occurrence of:
(1)    a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and
(2)    the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBOR.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB’s Website” means the website of the NYFRB at http://www. newyorkfed.org, or any successor source.
“Reference Time” with respect to any setting of a then-current Benchmark means (1) if such Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two Business Days preceding the date of such setting and (2) for any other Benchmark, the time determined by the Administrative Agent in its reasonable discretion.

“Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.
“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.
“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.18 that is not Term SOFR.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
(j)    London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the ICE Benchmark Administration (the “IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of the IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for (i) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (ii) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to LIBOR pursuant to the terms of this Agreement and that any obligation of the Administrative Agent to notify any parties of such Benchmark Transition Event pursuant to Section 2.18(e) shall be deemed satisfied.

(n) such other opinions, instruments, certificates and documents from the Borrower as the Agents or any Lender shall have reasonably requested.
Section 3.02 Conditions Precedent to Each ~~Borrowing~~Advance. The obligation of each Lender to make each Advance to be made by it (including the initial Advance) on each Borrowing Date shall be subject to the fulfillment of the following conditions; provided that the conditions described in clauses (d) and (e) (other than a Default or Event of Default described in Section 6.01(i)) below need not be satisfied if the proceeds of the ~~Borrowing~~Advance are used to fund Revolving Collateral Loans or Delayed Drawdown Collateral Loans then owned by the Borrower to fund the Revolving Reserve Account to the extent required under Section 8.04;:
(a)    subject to Section 2.02, the Administrative Agent must have received and approved an Approval Request for the Collateral Loan the Borrower intends to purchase with the proceeds of the Advance and such approval has not expired or been rescinded or the Collateral Loan the Borrower intends to purchase with the proceeds of the Advance must be on the current Approved List and such inclusion on the Approved List has not expired or been rescinded;
(b)    the Administrative Agent shall have received a Notice of Borrowing with respect to such Advance (including the Borrowing Base Calculation Statement attached thereto, all duly completed) delivered in accordance with Section 2.03;
(c)    immediately before and after the making of such Advance on the applicable Borrowing Date, each Coverage Test shall be satisfied and the Tranche Minimum OC Coverage Test for each Tranche shall be satisfied (as demonstrated on the Borrowing Base Calculation Statement attached to such Notice of Borrowing);
(d)    each of the representations and warranties of the Borrower, the Servicer and the Equityholder contained in the Facility Documents shall be true and correct in all material respects as of such Borrowing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date as if made on such date);
(e)    no Default, Event of Default, Potential Servicer Removal Event or Servicer Removal Event shall have occurred and be continuing at the time of the making of such Advance or shall result upon the making of such Advance;
(f)    the Reinvestment Period shall not have terminated; and
(g)    after giving effect to such Advance, the aggregate outstanding principal balance of the Advances shall not exceed the lesser of (x) the Maximum Facility Amount and (y) ~~the sum of~~an amount equal to:
(i)    the Aggregate Net Collateral Balance, minus
(ii)    the Minimum Equity Amount, plus

(iii)    the aggregate amounts on deposit in the Principal Collection Subaccount constituting Principal Proceeds.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
Section 4.01    Representations and Warranties of the Borrower. The Borrower represents and warrants to each of the Secured Parties on and as of each Measurement Date, as follows:
(a)    Due Organization. It is a limited liability company duly incorporated and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.
(b)    Due Qualification. It is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.
(c)    Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by it, and the performance of its obligations under, the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(d)    The Equityholder (i) is not required to register as an investment company under the Investment Company Act, and (ii) has elected to be treated a business development corporation for purposes of the Investment Company Act.
(e)    Non-Contravention. None of the execution and delivery by it of this Agreement or the other Facility Documents to which it is a party, the ~~Borrowings~~Advances or the pledge of the Collateral hereunder, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a breach or violation of, or constitute a default under its Constituent Documents or (ii) conflict with or contravene in any material respect, and with respect to clause (B), result in the creation of a Lien (other than Permitted Liens) under, (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties.
(f)    Governmental Authorizations; Private Authorizations; Governmental Filings. It has obtained, maintained and kept in full force and effect all material Governmental Authorizations and material Private Authorizations which are necessary for it to properly carry out its business, and made all material Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party, the ~~Borrowings~~Advances under this Agreement, the pledge of the Collateral under this Agreement and the performance by it of its obligations under this Agreement and the other Facility Documents to which it is a party.
(g)    Compliance with Agreements, Laws, Etc. It has duly observed and complied in all material respects with all Applicable Laws relating to the conduct of its business and its assets. It has preserved and kept in full force and effect its legal existence. It has preserved and kept in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
(h)    Location. Its office in which it maintains its limited liability company books and records is located at the addresses set forth on Schedule 5. Its registered office and jurisdiction of organization is the jurisdiction referred to in Section 4.01(a).
(i)    Investment Company Act. Neither it nor the pool of Collateral is required to register as an “investment company” under the Investment Company Act.
(j)    ERISA. Neither it nor any member of the ERISA Group has, or during the past five years had, any liability or obligation with respect to any Plan or Multiemployer Plan that would reasonably be expected to result in a Material Adverse Effect.
(k)    Taxes. It is a disregarded entity for U.S. federal income tax purposes. It has filed all income tax returns and all other material tax returns which are required to be filed by it, if any, and has paid all income taxes and all other material taxes shown to be due and payable on such returns, if any, or pursuant to any assessment received by any such Person other than any such taxes, assessments or charges that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established.
(l)    Filings and Stamp Taxes. This Agreement is in proper legal form under the applicable law of the jurisdiction of incorporation or formation of the Borrower for the enforcement hereof or thereof against the Borrower, and to ensure legality, validity, enforceability, priority or admissibility in evidence of this Agreement it is not necessary that (i) this Agreement, or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction of incorporation or formation of the Borrower or (ii) that any registration charge or stamp or similar tax be paid in any jurisdiction on or in respect of this Agreement or any other document.
(m)    Plan Assets. Its assets are not treated and during the term of this Agreement will not be treated as “plan assets” for purposes of 29 C.F.R. Section 2510.3-101 and majority of the Lenders and whenever possible occur on one such date as a single group and (2) provide 10 days’ prior notice to the Lenders of any such visit and any Lender shall be permitted to accompany the Administrative Agent in such visit.
(f)    Use of Proceeds. It shall use the proceeds of each Advance made hereunder solely:
(i)    to fund or pay the purchase price of Collateral Loans or Eligible Investments acquired by the Borrower in accordance with the terms and conditions set forth herein (it being understood that the Borrower may request ~~a Borrowing~~an Advance to fund the applicable Advance Rate of one or more Collateral Loans either on the date of acquisition or at a later time during the Reinvestment Period pursuant to Article II) including pursuant to the Macomb Merger;
(ii)    to fund additional extensions of credit under Revolving Collateral Loans and Delayed Drawdown Collateral Loans purchased in accordance with the terms of this Agreement;
(iii)    to fund the Revolving Reserve Account on or prior to the Commitment Termination Date to the extent the Revolving Reserve Account is required to be funded pursuant to Section 8.04 (and the Borrower shall submit a Notice of Borrowing requesting ~~a Borrowing of Advances for~~an Advance on a Borrowing Date falling no more than five and no less than one Business Day prior to the Commitment Termination Date with a Requested Amount sufficient to fully fund the Revolving Reserve Account under Section 8.04); and
(iv)    to make Permitted Distributions or Permitted RIC Distributions.
Without limiting the foregoing, it shall use the proceeds of each Advance in a manner that does not, directly or indirectly, violate any provision of its Constituent Documents or any Applicable Law, including Regulation T, Regulation U and Regulation X.
(g)    Information and Reports. Each Notice of Borrowing, each Monthly Report and all other written information, reports, certificates and statements furnished by or on behalf of it to any Secured Party for purposes of or in connection with this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby shall be true, complete and correct in all material respects as of the date such information is stated or certified; provided that solely with respect to information furnished by the Borrower which was provided to the Borrower from an Obligor with respect to a Collateral Loan, such information shall only need to be true, complete and correct to the actual knowledge of the Borrower; provided further that, with respect to projected financial information, the Borrower represents only that such information represents the Borrower’s good faith estimates as of the date of preparation thereof, based upon methods and data the Borrower believes to be reasonable and accurate, but actual results during the periods covered by such projections may differ materially from such projections.
(h)    Opinions as to Collateral. On or before each five year anniversary of the Closing Date, at the request of the Administrative Agent, it shall furnish to the Agents an

(r)    The Borrower shall maintain adequate capital in light of its contemplated business operations.
(s)    The Borrower shall at all times be organized as a single-purpose entity with Constituent Documents substantially similar to those in effect on the Closing Date.
(t)    The Borrower shall at all times conduct its business so that any assumptions made with respect to the Borrower in any “substantive non-consolidation” opinion delivered in connection with the Facility Documents will continue to be true and correct in all material respects.
ARTICLE VI
EVENTS OF DEFAULT
Section 6.01 Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(a)    a default in the payment, when due and payable, of (x) any principal in respect of the Advances or (y) any other payment required to be made pursuant to this Agreement or any other Facility Document and if such date is not the Final Maturity Date, such default, solely in the case of this clause (y), has not been cured within three (3) Business Days after written notice thereof by the Administrative Agent; provided, that, solely in the case of clause (y) on a date other than on the Final Maturity Date resulting solely from an administrative error or omission by the Administrative Agent, the Securities Intermediary or any paying agent, such default continues for a period of five (5) Business Days after the Administrative Agent or the Securities Intermediary receives written notice or a Responsible Officer of such party has actual knowledge of such administrative error or omission;
(b)    any failure by the Borrower to deposit or credit, or to deliver for deposit, in the Covered Accounts any amount required hereunder to be so deposited credited or delivered by it, on or before the date occurring three (3) Business Days after the date such deposit or distribution is required to be made by the Servicer;
(c)    the Borrower or the pool of Collateral becomes an investment company required to be registered under the Investment Company Act;
(d)    except as otherwise provided in this Section 6.01, a default in the performance, or breach, of any covenant or agreement of the Borrower or Equityholder under this Agreement or the other Facility Documents to which it is a party (it being understood, without limiting the generality of the foregoing, that any failure to meet any Concentration Limitation or Coverage Test is not an Event of Default under this clause (d)), or the failure of any representation or warranty of the Borrower or the Equityholder made in this Agreement or in waived by the Borrower; provided that, upon the occurrence of any Event of Default described in clause (i) of this Section 6.01, the Commitments shall automatically terminate and the Advances and all such other amounts shall automatically become due and payable, without any further action by any party.
In addition, upon the occurrence and during the continuation of an Event of Default (and with respect to the remedy provided in clause (~~w~~2) below, upon the occurrence and during the continuation of an Event of Default described in clause (p) above), following written notice by the Administrative Agent (provided in its sole discretion or at the direction of the Required Lenders) to the Servicer of the exercise of control rights with respect to the Collateral, the Administrative Agent may exercise such rights, including: (~~v~~1) the exercise of the Servicer’s rights and obligations under the Facility Documents, including its unilateral power to (A) consent to modifications to Collateral Loans, (B) take any discretionary action with respect to Collateral Loans and (C) direct the acquisition, sales and other dispositions of Collateral Loans to be immediately terminated; (~~w~~2) subject to delivery of a Servicer Removal Notice, remove the Servicer and transfer of the Servicer’s rights and obligations under the Facility Documents to a Replacement Servicer; (~~x~~3) if the Servicer is not terminated or otherwise replaced, to require the Servicer to obtain the consent of the Administrative Agent before agreeing to any modification of any Collateral Loan, taking any discretionary action with respect to any Collateral Loan or causing the Borrower to sell or otherwise dispose of any Collateral Loan; (~~y~~4) if the Servicer is not terminated or otherwise replaced, to require the Servicer to cause the Borrower to sell or otherwise dispose of any Collateral Loan as directed by the Administrative Agent pursuant to Section 7.03, and (~~z~~5) with respect to any specific Collateral Loan, to require the Servicer to take such discretionary action with respect to such Collateral Loan as directed by the Administrative Agent.
Section 6.02 OC Ratio Posting Payments. Notwithstanding anything to the contrary in this Agreement, if an OC Ratio Breach has occurred, within ten (10) Business Days of the occurrence of such OC Ratio Breach, the Equityholder may, but shall not be required to, cure such condition by making a cash payment into the Principal Collection Subaccount in an amount (which shall be in increments of $500,000) that would cause such OC Ratio Breach to be cured after giving effect to such payment into the Principal Collection Subaccount (any such payment, an “OC Ratio Posting Payment”); provided that the aggregate amount of OC Ratio Posting Payments made by the Equityholder, measured cumulatively from the Closing Date onward, and equity contributions and deemed capital contributions made by the Equityholder may not exceed $350,000,000.
ARTICLE VII
PLEDGE OF COLLATERAL; RIGHTS OF THE COLLATERAL AGENT
Section 7.01    Grant of Security. (a) The Borrower hereby grants, pledges, transfers and collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, as collateral security for all Obligations, a continuing security interest in, and a Lien upon, all of the Borrower’s right, title and interest in, to and under, the following property, in each case whether tangible or intangible, wheresoever located, and whether now owned by the Borrower or hereafter acquired and whether now existing or hereafter coming into existence (in each case representing Principal Proceeds (together with accrued interest received with regard to any Collateral Loan and Interest Proceeds but only to the extent used to pay for accrued interest on an additional Collateral Loan) and reinvest such funds in additional Collateral Loans or make a Permitted Distribution or Permitted RIC Distribution in accordance with such certificate, email or trade ticket. At any time as of which sufficient funds are not on deposit in the Revolving Reserve Account, the Servicer on behalf of the Borrower may, by delivery of a certificate of a Responsible Officer of the Servicer, direct the Collateral Agent to, and upon receipt of such certificate the Collateral Agent shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds and remit such funds as so directed by the Servicer to meet the Borrower’s funding obligations in respect of Delayed Drawdown Collateral Loans or Revolving Collateral Loans.
(c) The Collateral Agent shall transfer to the Payment Account, from the Collection Account for application pursuant to Section 9.01(a), on the Business Day prior to each Payment Date, the amount set forth to be so transferred in the Payment Date Report for such Payment Date.
Section 8.03 Payment Account. In accordance with this Agreement and the Account Control Agreement, the Borrower shall, on or prior to the Closing Date, establish at the Securities Intermediary a single, segregated trust account in the name “BGSL Breckenridge Funding LLC Payment Account, subject to the Lien of the Collateral Agent,” which shall be designated as the “Payment Account,” which shall be maintained by the Borrower with the Securities Intermediary in accordance with the Account Control Agreement and which shall be subject to the Lien of the Collateral Agent. Except as provided in Section 9.01, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable under the Priority of Payments on the Payment Dates in accordance with their terms and the provisions of this Agreement. The Borrower shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with this Agreement and the Priority of Payments. Amounts on deposit in the Payment Account will not be invested.
Section 8.04 The Revolving Reserve Account; Fundings. In accordance with this Agreement and the Account Control Agreement, the Borrower shall, on or prior to the Closing Date, establish at the Securities Intermediary a single, segregated trust account in the name “BGSL Breckenridge Funding LLC Revolving Reserve Account, subject to the Lien of the Collateral Agent,” which shall be designated as the “Revolving Reserve Account,” which shall be maintained by the Borrower with the Securities Intermediary in accordance with the Account Control Agreement and which shall be subject to the Lien of the Collateral Agent. The only permitted deposits to or withdrawals from the Revolving Reserve Account shall be in accordance with the provisions of this Agreement. The Borrower shall not have any legal, equitable or beneficial interest in the Revolving Reserve Account other than in accordance with this Agreement and the Priority of Payments.
During the Reinvestment Period, fundings of Delayed Drawdown Collateral Loans and Revolving Collateral Loans shall be made using, first, amounts on deposit in the Revolving Reserve Account, then available Principal Proceeds on deposit in the Collection Account and finally, available ~~Borrowings~~Advances. On the last day of the Reinvestment

Period, to the extent the amount of funds on deposit in the Revolving Reserve Account are less than the Revolving Exposure, (x) the Borrower shall request a final ~~Borrowing~~Advance in an amount sufficient to fund the Revolving Reserve Account in an amount equal to the Revolving Exposure; provided that after giving effect to such ~~Borrowing~~Advance, the aggregate principal amount of the Advances then outstanding shall not exceed the Maximum Available Amount, and/or (y) the Borrower shall deposit other available funds into the Revolving Reserve Account in an amount sufficient to fund the Revolving Reserve Account in an amount equal to the Revolving Exposure. After the Commitment Termination Date, fundings of Delayed Drawdown Collateral Loans and Revolving Collateral Loans shall be made using, first, amounts on deposit in the Revolving Reserve Account, then available Principal Proceeds on deposit in the Collection Account. In addition, after the Commitment Termination Date, all Principal Proceeds received with respect to Revolving Collateral Loans shall be deposited into the Revolving Reserve Account to the extent such proceeds may be re-borrowed by the related Obligors.
Amounts on deposit in the Revolving Reserve Account will be invested in overnight funds that are Eligible Investments selected by the Servicer pursuant to Section 8.06 and earnings from all such investments will be deposited in the Interest Collection Subaccount as Interest Proceeds. Funds in the Revolving Reserve Account (other than earnings from Eligible Investments therein) will be available solely to cover drawdowns on the Delayed Drawdown Collateral Loans and Revolving Collateral Loans and settle purchases of Collateral Loans committed to be acquired by the Borrower prior to the end of the Reinvestment Period; provided that, to the extent that the aggregate amount of funds on deposit therein at any time exceeds an amount equal to the Revolving Exposure, the Collateral Agent, at the direction of the Borrower (or the Servicer on its behalf) shall remit such excess to the Principal Collection Subaccount. In addition, following the occurrence of an Event of Default, funds in the Revolving Reserve Account may be withdrawn by the Collateral Agent and deposited into the Principal Collection Subaccount pursuant to and at the direction of the Administrative Agent.
Section 8.05    [Reserved].
Section 8.06    Reinvestment of Funds in Covered Accounts; Reports by Collateral Agent. (a) By delivery of a certificate of a Responsible Officer (which may be in the form of standing instructions), the Borrower (or the Servicer on behalf of the Borrower) shall at all times direct the Collateral Agent to, and, upon receipt of such certificate, the Collateral Agent shall, invest all funds on deposit in the Collection Account and the Revolving Reserve Account in Eligible Investments having stated maturities no later than the Business Day preceding the next Payment Date (or such shorter maturities expressly provided herein, including Section 8.04 above). If, prior to the occurrence of an Event of Default, the Servicer shall not have given any such investment directions, such funds shall remain uninvested. After the occurrence and during the continuance of an Event of Default, the Collateral Agent shall invest and reinvest such Monies as fully as practicable in Specified Eligible Investments selected by the Administrative Agent in accordance with the definition of Specified Eligible Investment (and if no Specified Eligible Investment has been specified, such funds shall be invested in the Specified Eligible Investment selected by the Servicer or held uninvested if none has been selected). Except to the extent expressly provided otherwise herein, all interest, gain, loss and other income from such investments shall be deposited, credited or charged (as applicable) in and to the Interest Collection Subaccount.    Absent its timely receipt of such instruction from the Servicer in accordance with the foregoing, the Collateral Agent shall not be under an obligation to invest (or pay interest on) funds held hereunder. The Collateral Agent shall in no way be liable for any insufficiency in a Covered Account resulting from any loss relating to any such investment.
(b)    The Collateral Agent agrees to give the Borrower prompt notice if any Covered Account or any funds on deposit in any Covered Account, or otherwise to the credit of a Covered Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. All Covered Accounts shall remain at all times with the Securities Intermediary.
(c)    The Collateral Agent shall supply, in a timely fashion, to the Borrower and the Servicer any information regularly maintained by the Collateral Agent that the Borrower or the Servicer may from time to time reasonably request with respect to the Collateral, the Covered Accounts and the other Collateral and provide any other requested information reasonably available to the Collateral Agent and required to be provided by Section 8.07 or to permit the Servicer to perform its obligations hereunder or the Borrower’s obligations hereunder that have been delegated to the Servicer. The Collateral Agent shall promptly forward to the Servicer copies of notices and other writings received by it from the Obligor of any Collateral Loan or from any Clearing Agency with respect to any Collateral Loan which notices or writings advise the holders of such Collateral Loan of any rights that the holders might have with respect thereto (including requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports received from such Obligor and Clearing Agency with respect to such Obligor.
Section 8.07    Accountings.
(a)    Monthly. Not later than two (2) Business Days prior to the ~~15~~20th calendar day of each calendar month, beginning with February 2019 (other than March, June, September and December in each year) (such date, the “Monthly Reporting Date”), the Servicer shall compile and provide to the Agents and the Lenders, a monthly report for the prior calendar month (each, a “Monthly Report”) in accordance with this Section 8.07. The Servicer shall compile and provide to the Collateral Agent and the Administrative Agent a loan data file (the “Data File”) in the form of Exhibit H for the previous monthly period ending on the Monthly Report Determination Date (containing such information agreed upon by the Servicer, the Collateral Agent and the Administrative Agent). The Servicer shall provide (or cause to be provided) the Data File to the Collateral Agent at least three (3) Business Days prior to the Monthly Reporting Date and, with respect to a Payment Date Report, at least three (3) Business Days prior to the Payment Date. The Collateral Agent shall use commercially reasonable efforts to review and, based solely on the Data File provided by the Borrower (or Servicer on its behalf), re-calculate the calculations in clauses (i) through (xvi) below made by the Servicer in any such Monthly Report or Payment Date Report, as applicable, for such calendar month, within two (2) Business Days of the receipt thereof and notify the Servicer and the Administrative Agent in the event of any discrepancy between the Collateral Agent’s calculations and the Monthly Report and Payment Date Report. The Collateral Agent shall re-calculate pursuant to the preceding sentence: (i) Aggregate Net Collateral Balance, (ii) Borrowing Base, (iii) Excess Concentration Amount, (iv) Maximum Available Amount, (v) Tranche A Borrowing Base, (vi) Tranche B Borrowing Base, (vii) Tranche C Borrowing Base, (viii) Tranche A OC Ratio, (ix) Tranche B shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided, that the failure to give such notice shall not affect the validity of such setoff and application.
(b)    Each of the Lenders agrees that, if it should receive any amount under this Agreement (whether by voluntary payments, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Facility Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Advances or fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such other Lenders in such amount as shall result in a proportional participation by all of the Lenders in such disproportionate sum received; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
Section 13.15 PATRIOT Act Notice. Each Agent and Lender hereby notifies the Borrower that, pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Agent or Lender to identify the Borrower in accordance with the PATRIOT Act. The Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by any Lender or Agent in order to assist such Lender or Agent, as applicable, in maintaining compliance with the PATRIOT Act.
Section 13.16 Legal Holidays. In the event that the date of prepayment of Advances or the Final Maturity Date shall not be a Business Day, then notwithstanding any other provision of this Agreement or any other Facility Document, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such date of prepayment or Final Maturity Date, as the case may be, and interest shall accrue on such payment for the period from and after any such nominal date to but excluding such next succeeding Business Day.
Section 13.17 Limited Recourse; Non-Petition. (a) Each of the Servicer and each Secured Party acknowledges that the Borrower is a special purpose entity and that none of the directors, officers, incorporators, shareholders, partners, agents or employees (collectively, the “Relevant Agents”) of the Borrower (including, without limitation, any Equityholder and any Affiliate thereof) shall be personally liable for any of the obligations of the Borrower under this Agreement. The Borrower’s sole source of funds for payment of all amounts due hereunder shall be the Collateral, and, upon application of the proceeds of the Collateral and its reduction to zero in accordance with the terms and under the circumstances described herein, all obligations of and all claims against the Borrower under this Agreement, any Note or under any other Facility Document shall extinguish and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Advances against the Equityholder, the Servicer or any Affiliate, shareholder, manager, officer, director, employee or member of the Borrower, the Equityholder or the Servicer or their respective successors or assigns or, except as specifically set forth in this this Agreement (including, but not limited to Section 13.04(c)) and in the other Facility Documents, for any other amounts payable in respect of the Obligations or the Facility Documents.
(b)    ~~Section 13.17 Non-Petition.~~ Each of the Servicer and each Secured Party hereby agrees not to institute against, or join, cooperate with or encourage any other Person in instituting against, the Borrower any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under federal or state bankruptcy or similar laws until at least one year and one day, or, if longer, the applicable preference period then in effect plus one day, after the payment in full of all outstanding Obligations and the termination of all Commitments; provided that nothing in this Section 13.17 shall preclude, or be deemed to prevent, any Secured Party (a) from taking any action prior to the expiration of the aforementioned one year and one day period, or, if longer, the applicable preference period then in effect, in (i) any case or proceeding voluntarily filed or commenced by the Borrower or (ii) any involuntary insolvency proceeding filed or commenced against the Borrower by a Person other than any such Secured Party, or (b) from commencing against the Borrower or any properties of the Borrower any legal action which is not a bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under federal or state bankruptcy or similar laws. The provisions of this paragraph shall survive the termination of this Agreement. The provisions of this Section 13.17 are a material inducement for the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The parties hereby agree that monetary damages are not adequate for a breach of the provisions of this Section 13.17 and the Administrative Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws, or any similar laws.
Section 13.18 Waiver of Setoff. Each of the Borrower and the Servicer hereby waives any right of setoff it may have or to which it may be entitled under this Agreement or under any Applicable Law from time to time against the Administrative Agent, any Lender or its respective assets.
Section 13.19 Collateral Agent Execution and Delivery. By executing this Agreement, each Lender hereby consents to the terms of this Agreement, directs the Collateral Agent to execute and deliver this Agreement, and acknowledges and agrees that the Collateral Agent shall be fully protected in relying upon the foregoing consent and direction and hereby releases the Collateral Agent and its respective officers, directors, agents, employees and shareholders, as applicable, from any liability for complying with such direction, except as a result of gross negligence or willful misconduct of the Collateral Agent.

SCHEDULE 1
COMMITMENTS AND PERCENTAGES
(conformed through the ~~Fourth~~Fifth Amendment, dated ~~April 13~~October 5, ~~2020~~2021)

Lender	Commitment	Percentage of Commitments
BNP Paribas ~~Sumitomo Mistui Trust Bank, New York Branch~~
On any date of determination ~~(a) occurring prior to the earlier of (x) the CLO Takeout Date and (y) the date twelve (12) months following the Third Amendment Date, $1,075,000,000, and (b) on any date thereafter,~~
~~$775,000,000~~ $825,000,000, in each
case, subject to Sections 2.07 and 6.01 of this Agreement.

~~On any date of determination,~~
~~$50,000,000, subject to Sections 2.07 and 6.01 of this Agreement.~~

~~(A) On any date of determination, (a) occurring prior to the earlier of (x) the CLO Takeout Date and (y) the date twelve (12) months following the Third Amendment Date, a percentage equal to 1,075 divided by 1,125 and (B) on any date of determination thereafter, a percentage equal to 775 divided by 825; provided that for purposes of Section 9.01(a) if this Agreement, the “Percentage” of each Lender will be a percentage equal to (x) the outstanding principal amount of Advances made by such Lender divided by (y) the aggregate outstanding principal amount of Advances made by all Lenders.~~

~~(A) On any date of determination, (a) occurring prior to the earlier of (x) the CLO Takeout Date and (y) the date twelve (12) months following the Third Amendment Date, a percentage equal to 50 divided by 1,125 and (B) on any date of determination thereafter, a percentage equal to 50 divided by 825; provided that for purposes of Section 9.01(a) if~~

100%; provided that for purposes of Section 9.01(a) of this Agreement, the “Percentage” of each Lender will be a percentage equal to (x) the outstanding principal amount of Advances made by such Lender divided by
(y) the aggregate outstanding principal amount of Advances made by all Lenders.

Sch. 1-1

SCHEDULE 5
NOTICE INFORMATION
Borrower
BGSL Breckenridge Funding LLC
c/o Blackstone~~/GSO~~ Secured Lending Fund
345 Park Avenue
New York, NY 10154

With a copy to:

Dechert LLP
100 North Tryon Street, Suite 4000
Charlotte NC, 28202

Equityholder and Servicer
Blackstone~~/GSO~~ Secured Lending Fund
345 Park Avenue
New York, New York 10154

With a copy to:

Dechert LLP
100 North Tryon Street, Suite 4000
Charlotte NC, 28202

Administrative Agent
BNP Paribas
Solutions Portfolio Management
787 7th Avenue
New York, New York 10019
Telephone No.: 917-472-4841
Facsimile No.: 212-841-2140
E-mail: dl.bnpp.gso.acquisition@us.bnpparibas.com
Attention: ~~Mary D. Dierdorff~~[●]

Lender
BNP Paribas
Loan Servicing
525 Washington Blvd, 8th Floor
Jersey City, New Jersey 07310
Attention: NYLS FIG Support

Sch. 5-1